                                                                   Exhibit 10.21

                             Written Description of
               2008 Executive Incentive Compensation Annual Plan -
                      President and Chief Executive Officer

The  following  is a  description  of the material  terms of the 2008  Executive
Incentive  Compensation  Annual  Plan  (the  "Plan")  that  was  adopted  by the compensation committee of the Board of Directors of Guaranty Federal Bancshares,
Inc.  (the  "Company")  with respect to the bonus  payable to Shaun  Burke,  the
Company's President and Chief Executive Officer, for 2008:

The Plan will pay a maximum  of  $120,000.  There are three  possible  levels of incentive  awards:  threshold (25%);  target (50%); and maximum (100%).  For any bonus amount to be paid, the threshold  level of  performance  must be achieved.
The bonus  amount  will be prorated  for  performance  achievements  between the threshold and target levels and between the target and maximum levels.  The four
performance   measurements  of  the  Company  (and  the  weight  given  to  each measurement)  applicable  to each  award  level are as  follows:  (i) net income
(30%);  (ii) asset growth (30%);  (iii) return on average equity (20%); and (iv)
return on average  assets (20%).  The  following  criteria must all be satisfied before an award is paid  under the Plan:  (i) net  income of the  Company  of at least 80% of approved  budget;  (ii)  satisfactory  audits as  determined by the
Board of  Directors  of the Company  including  but not limited to a CAMELS Bank
Examination Rating of 2 or better;  (iii) no restatement of income for any prior
period  previously  released;  and  (iv)  satisfactory   performance  appraisal,
actively  employed by Guaranty  Bank, and in good standing at the time the bonus is  paid.  If there  is an  extraordinary  event  or item  that is  outside  the executive's control and his performance  otherwise met and exceeded expectations for the intent of the performance  measure and award level, as determined solely by the  compensation  committee of the Board of  Directors  of the Company,  the compensation  committee may recommend to the Board of Directors an adjustment to fairly compensate,  provide an incentive to continue  excellent  performance and retain the executive under this Plan.